UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 24, 2025

AI Infrastructure Acquisition Corp.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	001-42891	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10845 Griffith Peak Dr.

Suite 200

Las Vegas, Nevada 89135

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (702) 747-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one right	AIIA U	New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	AIIA	New York Stock Exchange
Rights, each entitling the holder to receive one-fifth (1/5) of one Class A ordinary share	AIIA R	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 24, 2025, AI Infrastructure Acquisition Corp. (the “Company”) announced that, commencing on November 24, 2025, the holders of the units issued in its initial public offering (the “Units”), each Unit consisting of one Class A ordinary share, par value $0.0001 per share (the “Class A Ordinary Shares”), and one right to receive one-fifth (1/5) of one Class A Ordinary Share upon the consummation of the Company’s initial business combination (the “Rights”), may elect to separately trade the Class A Ordinary Shares and the Rights included in the Units.

The Class A Ordinary Shares and the Rights now trade on the New York Stock Exchange under the symbols “AIIA” and “AIIA R”, respectively. Any Units not separated will continue to trade on the New York Stock Exchange under the symbol “AIIA U”. Holders of Units will need to have their brokers contact the Company’s transfer agent, Odyssey Transfer and Trust Company, in order to separate the Units into Class A Ordinary Shares and Rights.

On November 24, 2025, the Company issued a press release announcing the separate trading of the Class A Ordinary Shares and Rights underlying the Units, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated November 24, 2025.

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AI INFRASTRUCTURE ACQUISITION CORP.

	By:	/s/ George Murnane
George Murnane
Chief Financial Officer

Dated: November 24, 2025